Exhibit 10.5

Execution Version

AMENDMENT NO. 11 TO CREDIT AGREEMENT

This Amendment No. 11 to Credit Agreement (this “Eleventh Amendment”) is entered into as of May 22, 2009 by and among Select Comfort Corporation (the “Company”), JPMorgan Chase Bank, National Association, as Administrative Agent and Collateral Agent, Bank of America, N.A., as Syndication Agent, and the financial institutions signatories hereto as lenders (the “Lenders”).

RECITALS

A.            The undersigned are parties to that certain Credit Agreement dated as of June 9, 2006, as amended pursuant to Amendment No. 1 to Credit Agreement dated as of June 28, 2007, Amendment No. 2 to Credit Agreement dated as of February 1, 2008, Amendment No. 3 to Credit Agreement dated as of May 30, 2008, Amendment No. 4 to Credit Agreement dated as of December 2, 2008, Amendment No. 5 to Credit Agreement dated as of January 2, 2009, Amendment No. 6 to Credit Agreement dated as of January 15, 2009 (“Amendment No. 6”), Amendment No. 7 to Credit Agreement dated as of January 31, 2009, Amendment No. 8 to Credit Agreement dated as of February 28, 2009, Amendment No. 9 to Credit Agreement dated as of April 18, 2009, and Amendment No. 10 to Credit Agreement dated as of May 8, 2009 (the “Credit Agreement”). Unless otherwise specified herein, capitalized terms used in this Eleventh Amendment shall have the meanings ascribed to them by the Credit Agreement.

B.            The Company has requested that the Lenders further amend the Credit Agreement to reflect certain changes thereto and to grant a waiver with respect to the Credit Agreement.

C.            The undersigned Lenders are willing to amend the Credit Agreement and to grant a waiver on the terms and conditions set forth below.

Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.             Amendments to Credit Agreement. On the Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a)           The definition of “Applicable Rate” appearing in section 1.01 of the Credit Agreement is hereby amended by restating such definition in full as follows:

“Applicable Rate” means, for any day, with respect to any ABR Loan, Eurocurrency Loan or the facility fees payable hereunder, the applicable rate per annum set forth on Schedule 1.01 under the caption “ABR Spread” or “Facility Fee Rate”, as the case may be.

(b)           Section 5.01(b) of the Credit Agreement is hereby amended by deleting the number “45” appearing therein and replacing it with the number “40”, and by deleting the number “30” appearing therein and replacing it with the number “25”.

(c)           Sections 6.13 of the Credit Agreement is hereby amended by restating such section in full as follows:

SECTION 6.13 Minimum Availability. The Company shall not permit the outstanding principal balance of the Loans plus the LC Exposure to exceed at any time the aggregate amount of the Commitments less $10,000,000 through June 30, 2009, and $5,000,000 thereafter.

(d)           Article VI of the Credit Agreement is hereby amended to add the following new Section 6.16 at the end thereof:

SECTION 6.16 Cash Usage. The Company shall not (i) other than with respect to the Secured Obligations, pay, or permit any Subsidiary to pay, any principal, interest or other sums on any of their Indebtedness or other obligations not at the time due and payable, except for payments to landlords not to exceed $1,500,000 in the aggregate after May 22, 2009 for the early termination of store leases, or (ii) at the close of business on any Business Day maintain aggregate cash and cash equivalents for itself and its Subsidiaries in an amount greater than $5,000,000.

(e)           Schedule 1.01 of the Credit Agreement is hereby amended by restating such schedule in full as set forth on Annex I hereto.

2.             Limited Waiver. On the Effective Date, the Administrative Agent and the Lenders signatory hereto hereby waive the Company’s (i) breach of Section 5.01(a) of the Credit Agreement occasioned by its delivery of an audit for fiscal year 2008 with a “going concern” qualification, (ii) breach of Section 6.09 of the Credit Agreement for the respective fiscal period ending on or about December 31, 2008 and other applicable fiscal periods ending on or prior to a Waiver Termination Event, (iii) breach of Section 6.10 of the Credit Agreement for the respective fiscal period ending on or about March 31, 2009 and other applicable fiscal periods ending on or prior to a Waiver Termination Event, and (iv) breach of the financial covenant set forth in Section 6.12 of the Credit Agreement for the fiscal period ending on or about December 31, 2008 and other applicable fiscal periods ending on or prior to a Waiver Termination Event, provided such waivers shall expire on the occurrence of any Waiver Termination Event, and upon such expiration the terms and provisions of Sections 5.01(a), 6.09, 6.10 and 6.12 of the Credit Agreement shall be effective with the same force and effect under the Credit Agreement as if such waivers had not been given.

As used in this paragraph 2:

“Waiver Termination Event” means the earliest to occur of (A) 5 p.m. Chicago time on July 31, 2009, (B) if at any time Capital Expenditures for the period commencing on the first day of the fiscal month for January, 2009 through the date of determination exceeds $4,000,000 in the aggregate, (C) the Company shall amend, supplement or otherwise modify the Securities Purchase Agreement without the prior written consent of the Administrative Agent in each instance, provided such consent has not been unreasonably withheld, (D) failure of the Company by June 1, 2009 to file with the Securities and Exchange Commission (the “SEC”) its proxy statement for soliciting shareholder approval of the sale of its common stock pursuant to the Securities Purchase Agreement, (E) failure of the Company to commence solicitation to its shareholders of its proxy statement by June 17, 2009, (F) failure of the Company to obtain by July 24, 2009 approval of its shareholders to consummate the sale of its common stock under the Securities Purchase Agreement, (G) either the Company or the Buyer (as defined in the Securities Purchase Agreement) shall terminate or otherwise disaffirm its obligations under the Securities Purchase Agreement, or (H) the Securities Purchase Agreement at any time shall cease to be in full force and effect, provided that, in the event the SEC shall notify the Company of its intent to review or issue comments with respect to the Compnay’s proxy statement timely filed in accordance with the foregoing clause (D), each of the dates specified in clauses (A), (E) and (F) above shall be deemed to have been extended by forty-five calendar days.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of May 22, 2009, by and among the Company, Sterling SC Investors, LLC and the other Buyers designated therein, as amended, modified or otherwise supplemented from time to time.

3.               Effect on Amendment No. 10. This Eleventh Amendment supersedes and replaces Amendment No. 10 as of the Effective Date hereof. To the extent any term or provision of Amendment No. 10 is inconsistent with this Eleventh Amendment, the terms and provisions of this Eleventh Amendment shall govern after the Effective Date hereof.

4.               Acknowledgement. The Company and Subsidiary Guarantors acknowledge that the Administrative Agent and the Lenders have no obligation or commitment to enter into any amendments to the Credit Agreement, including those contemplated by the Securities Purchase Agreement, and any such amendments shall require the consent of Required Lenders or all Lenders, as applicable, in their sole discretion in each instance.

5.               Representations and Warranties of the Company. The Company and each Subsidiary Guarantor represents and warrants that:

(a)             Its execution, delivery and performance of this Eleventh Amendment has been duly authorized by all necessary corporate action and this Eleventh Amendment is its legal, valid and binding obligation enforceable against it in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)             Each of the representations and warranties contained in the Credit Agreement and the other Credit Documents is true and correct in all material respects on and as of the date hereof as if made on the date hereof (except any such representation or warranty that expressly relates to or is made expressly as of a specific earlier date, in which case such representation or warranty shall be true and correct with respect to or as of such specific earlier date).

(c)               After giving effect to this Eleventh Amendment, no Default has occurred and is continuing.

6.                Effective Date. This Eleventh Amendment shall become effective upon receipt by the Administrative Agent of (i) duly executed counterparts of this Eleventh Amendment from the Company, the Subsidiary Guarantors and all the Lenders, (ii) the Reaffirmation of Guaranty in the form attached hereto as Exhibit A executed by each of the Subsidiary Guarantors, (iii) copies of the Company’s and each Subsidiary Guarantor’s board of director’s resolutions, certified by the Secretary or Assistant Secretary thereof, and in form and substance satisfactory to the Administrative Agent, authorizing this Eleventh Amendment, the Securities Purchase Agreement, and the transactions contemplated hereby and thereby, (iv) a certificate of the Company’s Secretary or Assistant Secretary certifying that attached thereto is a true and correct copy of the executed Securities Purchase Agreement, including all exhibits, schedules, amendments and other modifications thereto, (v) a written opinion of counsel to the Company and the Subsidiary Guarantors in form and substance satisfactory to the Administrative Agent, (vi) payment to the Administrative Agent, in immediately available funds for the ratable benefit of the Lenders, of an amendment fee of $100,000, which fee shall be deemed fully earned and nonrefundable on the Effective Date, provided such amount shall be credited against any amendment fee payable to the Administrative Agent for the benefit of the Lenders in connection with the closing, if any, of the transactions contemplated by the Securities Purchase Agreement, and (vii) payment of all other fees due the Administrative Agent, including, without limitation, all fees and out-of-pocket costs and expenses of counsel to the Administrative Agent and of the financial advisor retained by its counsel invoiced through the date hereof, and all fees payable pursuant to Section 2.11(c) of the Credit Agreement.

7.               Reference to and Effect Upon the Credit Agreement.

(a)               Except as specifically amended above, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Company hereby reaffirms its obligations under paragraph 4(b) of Amendment No. 6 with respect to the deposit into a cash collateral account with the Collateral Agent of any federal or state income tax refunds received hereafter by or for the benefit of the Company or any Subsidiary Guarantor.

(b)              The execution, delivery and effectiveness of this Eleventh Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Credit Document, nor constitute a waiver of any provision of the Credit Agreement or any Credit Document, except as specifically set forth herein. Upon the effectiveness of this Eleventh Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

8.                Release of Claims and Waiver. Each of the Company and the Subsidiary Guarantors hereby releases, remises, acquits and forever discharges each of the Lenders and such Lender’s employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the

“Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Eleventh Amendment, the Collateral, the Loans, the Credit Agreement, or the other Credit Documents (all of the foregoing hereinafter called the “Released Matters”). Each of the Company and the Subsidiary Guarantors acknowledges that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Each of the Company and the Subsidiary Guarantors represents and warrants to the Lenders that it has not purported to transfer, assign or otherwise convey any right, title or interest of the Company or the Subsidiary Guarantors in any Released Matter to any other person and that the foregoing constitutes a full and complete release of all Released Matters.

9.             Costs and Expenses. The Company hereby affirms its obligations under Section 9.03 of the Credit Agreement to reimburse the Administrative Agent for all reasonable costs and out-of-pocket expenses paid or incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Eleventh Amendment, including but not limited to the reasonable fees, charges and disbursements of attorneys for the Administrative Agent with respect thereto.

10.           Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York (without regard to conflict of law provisions thereof).

11.           Headings. Section headings in this Eleventh Amendment are included herein for convenience of reference only and shall not constitute a part of this Eleventh Amendment for any other purposes.

12.           Counterparts. This Eleventh Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Eleventh Amendment as of the date and year first above written.

SELECT COMFORT CORPORATION,
Borrower

By	/s/ James C. Raabe
Name:	James C. Raabe
Title:	CFO

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION, individually as a Lender, as
Administrative Agent and as Collateral Agent

By	/s/ Patricia S. Carpen
Name:	Patricia S. Carpen
Title:	Vice President

BANK OF AMERICA, N.A., individually as a
Lender and as Syndication Agent

By	/s/ Lynn D. Simmons
Name:	LYNN D. SIMMONS
Title:	SENIOR VICE PRESIDENT

CITICORP USA, INC., as a Lender

By	/s/ Sugam Metha
Name:	Sugam Metha
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By	/s/ Troy Jefferson
Name:	Troy Jefferson
Title:	Vice President

BRANCH BANKING AND TRUST CO., as a
Lender

By	/s/ Troy R. Weaver
Name:	Troy R. Weaver
Title:	Senior Vice President

ANNEX I

Schedule 1.01

PRICING SCHEDULE

APPLICABLE RATE
Facility Fee Rate	0.75%
ABR Spread	5.50%

EXHIBIT A

REAFFIRMATION OF GUARANTY

Each of the undersigned hereby acknowledges receipt of a copy of Amendment No. 11 to the Credit Agreement (the “Eleventh Amendment”) dated as of May 22, 2009, and reaffirms its obligations under the Subsidiary Guaranty dated as of June 9, 2006 in favor of JPMorgan Chase Bank, National Association, as Administrative Agent, and the Lenders (as defined in the Eleventh Amendment).

Dated as of May 22, 2009

SELECT COMFORT RETAIL CORPORATION

By	/s/ James C. Raabe
Name:	James C. Raabe
Title:	CFO

SELECT COMFORT CANADA HOLDING INC.

By	/s/ James C. Raabe
Name:	James C. Raabe
Title:	CFO

SELECT COMFORT.COM CORPORATION

By	/s/ James C. Raabe
Name:	James C. Raabe
Title:	CFO